EXHIBIT 21

                         Subsidiaries of the Registrant


Parent
------

Wyman Park Bancorporation, Inc.

                                                                 State or Other
                                                                 Jurisdiction of   Percentage
                                                                 Incorporation     Ownership
                                                                 -------------     ---------
Subsidiaries (1)
----------------

Wyman Park Federal Savings & Loan Association                    United States         100%

Subsidiary of Wyman Park Federal Savings & Loan Association
-----------------------------------------------------------

W.P. Finanicial Corporation                                       Maryland             100%



------------
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.